QuickLinks -- Click here to rapidly navigate through this document

Exhibit 3.2

NEW POLARIS INC.

ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

                   FIRST:    The charter of New Polaris Inc., a Maryland corporation (the "Corporation"), is hereby amended by deleting existing Article SECOND in its entirety and substituting in lieu thereof a new article to read as follows:

                             SECOND:    The name of the corporation (which is hereinafter called the "Corporation") is:

Colony NorthStar, Inc.

                   SECOND:    The amendment to the charter of the Corporation as set forth above has been duly approved by at least a majority of the entire Board of Directors of the Corporation as required by law. The amendment set forth herein is made without action by the stockholders of the Corporation, pursuant to Section 2-605(a)(1) of the Maryland General Corporation Law.

                   THIRD:    The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

(signature page follows)

          IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary on this 11th day of July, 2016.

ATTEST:	NEW POLARIS INC.
/s/ Ronald J. Lieberman	By:	/s/ Albert Tylis

Name: Ronald J. Lieberman	Name: Albert Tylis
Title: Secretary	Title: President

[Signature Page to Articles of Amendment]

QuickLinks

  Exhibit 3.2
NEW POLARIS INC. ARTICLES OF AMENDMENT